EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350,

as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Arthur H. Penn, President and Chief Executive Officer, and Richard T. Allorto, Jr., Chief Financial Officer of PennantPark Enhanced Income Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
PennantPark Enhanced Income Fund	PennantPark Enhanced Income Fund

/s/ Arthur H. Penn	/s/ Richard T. Allorto, Jr.
Arthur H. Penn	Richard T. Allorto, Jr.

Date:	05/28/2026	Date:	05/28/2026

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.